Exhibit 10.7

TRANSITION AGREEMENT

This agreement is made and entered into as of July 24, 2009 between Metal Services Acquisition Corp., a Delaware corporation (“Buyer”), Tube City IMS Corporation, a Delaware corporation (the “Company”), I Michael Coslov (the “Executive”), IMC Tube City Investments, LLC (“IMC LLC”) and IMC Tube City Holdings, Inc. (collectively with IMC LLC, the “IMC Entities”).

Buyer, the Company and the Executive are party to an employment agreement effective as of January 25, 2007 (as amended, the “Employment Agreement”), pursuant to which the Executive serves as the Chairman of the Board and Chief Executive Officer of the Company. The Board of Directors of the Company (the “Board”) has determined to identify and appoint a new Chief Executive Officer of the Company. The parties wish to provide for the termination of the Executive’s employment by the Company pursuant to the Employment Agreement, the termination of the Executive as the Chairman of the Board and Chief Executive Officer of the Company and its subsidiaries, and for the Executive’s service as non-executive Chairman of the Board of the Company, all of such matters to be effective at such time as appointment of a new Chief Executive Officer of the Company by the Board becomes effective (the “Effective Time”)

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Employment; Termination of Employment. Until the Effective Time, the terms of the Employment Agreement and the Executive’s employment thereunder shall be as provided in the Employment Agreement as in effect immediately prior to the execution and delivery of this Agreement. If prior to the Effective Time the Executive’s employment is terminated for Cause in accordance with the Employment Agreement, the Company may terminate this agreement by notice to the Executive and, upon such termination, no party shall have any further obligations under this agreement. The Executive and the Company agree that the Executive’s employment with Buyer and the Company and his service as the Chairman of the Board and Chief Executive Officer of the Company pursuant to the Employment Agreement will terminate without any further action, effective at the Effective Time, with the effect provided in the Employment Agreement for a termination without Cause by the Company or a termination with Good Reason by the Executive (as provided in Section 3 of this agreement). At the Effective Time, the Executive shall be deemed to have resigned from any office or position held by him with Buyer, the Company or any of their respective affiliates (except as a member of the Board) and shall execute and deliver such documents as the Company may reasonably request to effect or evidence such resignation.

2. Retention as Non-Executive Chairman. Subject to termination as provided below, the Executive shall be appointed (as a non-employee) as the non-executive Chairman of the Board of the Company as of the Effective Time and shall serve in such capacity during the period (the “Extended Term”) commencing at the Effective Time and ending when terminated by either the Executive or the Company by notice to the other. In that capacity, the Executive shall perform such services consistent with that status and title as the Board or the Chief Executive Officer of the Company may from time to time request. Nothing herein shall prevent the Executive from engaging in personal, charitable, business, professional and investment activities to the extent that such activities do not result in a violation of Section 11. The Extended Term shall terminate automatically (i) if the stockholders of the Company fail to elect the Executive to the Board at any meeting held for the election of directors or if the Executive is removed from the Board by the stockholders (and such a termination shall be deemed to be a termination by the Company) or (ii) if the Executive resigns as Chairman of the Board or as a member of the Board (and such a termination shall be deemed to be a termination by the Executive). The Executive shall resign from the Board upon the termination of the Extended Term.

3. Termination Payments and Benefits. As a result of the termination of his employment by the Company, the Executive shall be entitled to receive the payments and benefits provided by Section 2C(b) of the Employment Agreement (but in the case of continuing health care coverage provided for under Section 2C(b) of the Employment Agreement, as modified by clause (iii) below), which the Executive and the Company agree are as follows:

(i) unpaid Base Salary through the Effective Time;

(ii) $2,201,358, representing two times Base Salary, payable in 24 equal monthly installments over the two-year period following the Effective Time (subject to Section 5), with the first such installment to be payable one month after the Effective Time;

(iii) participation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the Executive and his spouse at the Company’s expense in the Company’s health coverage or, if eligibility for such participation expires or such participation is not permitted by applicable law or the terms of the applicable plan, comparable coverage provided by the Company or prompt reimbursement on a monthly basis to the Executive for the reasonable cost of comparable coverage selected by the Company and the Executive, in either case until the earlier of (a) the death of each of the Executive and his spouse and (b) the date, if any, on which the Executive and his spouse become eligible for health coverage under a plan provided by another employer (any coverage contemplated by this clause (iii) shall be secondary to Medicare or any successor or similar governmental program to the extent the Executive or his spouse is eligible therefor) (if and to the extent the benefits required by this clause (iii) are provided through the Company’s self-insured health benefits program, on the first business day of each month following expiration of the Executive’s eligibility for COBRA (x) the Executive shall pay to the Company the full monthly premium amount appropriate for coverage for an individual and spouse (employer and employee portions) as in effect at the time such coverage is provided and as calculated for participants in the Company’s health benefits plan through COBRA and (y) the Company shall pay the Executive an amount equal to the amount so paid by the Executive in that month); and

(iv) reimbursement of expenses incurred by the Executive prior to the Effective Time in accordance with Sections 2B(c) and 2B(d) of the Employment Agreement promptly following submission of such documentation evidencing such expenses as the Company may require consistent with past practice.

In addition, the Executive will be eligible for consideration of a bonus award under the Bonus Plan (as defined in the Employment Agreement) in respect of the portion of 2009 ending at the Effective Time, if and to the extent awarded by the Compensation Committee of the Board in its discretion when it considers awards to other participants in respect of 2009. The Company confirms and agrees that Executive shall have no obligation or duty to seek subsequent employment or engagement as an employee (including self employment) or as a consultant or otherwise mitigate the Company’s obligations hereunder; nor shall the payments or benefits provided under this Section 3 be reduced by the compensation earned by Executive as an employee or consultant from such subsequent employment or consultancy, except as provided in clause (iii) above. The Executive confirms and agrees that, except as expressly provided for in this agreement, no other amounts are payable to him or either IMC Entity by reason of his employment by Buyer or the Company or the termination thereof.

4. Compensation and Benefits During the Extended Term. During any portion of the Extended Term prior to the second anniversary of the Effective Time, the Executive shall not be entitled to any compensation for service as Chairman of the Board or as a member of the Board. During any portion of the Extended Term following the second anniversary of the Effective Time, the Company shall pay to the Executive compensation at the rate of $20,833 per month (the “Board Compensation”), payable in installments conforming with the payment schedule for other Board members. The Board Compensation shall be in lieu of, and not in addition to, fees and equity awards to which the Executive would otherwise be entitled by reason of his service as Chairman of the Board or as a member of the

Board or any committee thereof. Commencing with the first calendar quarter following the third anniversary of the Effective Time, the payments, if any, to be made in respect of the Board Compensation in each calendar quarter shall be adjusted to be in an amount equal to the product of (x) the amount of such payment without regard to this sentence and (y) the greater of (A) one (1) and (B) a fraction, the numerator of which shall be the COLA Index most recently announced as of the beginning of such calendar quarter and the denominator of which is the COLA Index most recently announced as of such third anniversary.

5. Payments Following the Extended Term. If the Company terminates the Extended Term prior to payment of all of the monthly installments provided by clause (ii) of Section 3, the Company shall not be required to make any further payments under such clause (ii) and the Executive shall instead be entitled to receive the sum of (x) the product of $91,723 and the number of monthly installments not paid under such clause (ii) and (y) the product of (A) $20,833 and (B) 24 minus the number of monthly installments not paid under such clause (ii), such sum to be payable in 24 equal monthly installments over the two-year period following the end of the Extended Term, with the first such installment to be payable one month after the end of the Extended Term. If the Company terminates the Extended Term after payment of all of the monthly installments provided by clause (ii) of Section 3, the Executive shall be entitled to receive the Board Compensation for the two-year period following termination of the Extended Term. If the Executive terminates the Extended Term he shall not be entitled to receive any further payments hereunder other than any installments provided by clause (ii) of Section 3 that remain unpaid, such installments to be paid in accordance with such clause (ii).

6. Note Prepayment; Office; Perquisites. Within 15 days after the release provided by section 7 has been reaffirmed as contemplated by Section 12(j), Buyer shall prepay $500,000 in principal amount of (and accrued but unpaid interest on the principal amount so prepaid) Buyer’s Series 2008 Promissory Note dated November 26, 2008 and payable to Executive or order (the “Buyer Note”). During the Extended Term, the Executive shall be entitled to be reimbursed for the reasonable cost of benefits and perquisites to which he was entitled under the Employment Agreement immediately prior to the execution and delivery of this agreement, provided that the Executive shall not be entitled to reimbursement for such costs in excess of an annual rate of $150,000; if such costs borne by the Company in any period are less than such limitation, the difference may be carried forward to increase the limitation in a subsequent period. In addition, during the Extended Term the Company shall make available to the Executive or reimburse the Executive for the cost of an office and secretarial support comparable to those provided to him by the Company immediately prior to the execution and delivery of this agreement, provided that the Company shall not be required to bear or reimburse the Executive for costs at a rate in excess of those incurred by the

Company for the Executive’s office and secretary immediately prior to the execution and delivery of this agreement; the Executive agrees to use commercially reasonable efforts to reduce the cost of his office by obtaining a sublease for the office space and leasing new office space as contemplated by management’s cost reduction plan for 2009; any differential between the rent on the sublease and the rent on the underlying lease shall not be taken into account in determining the cost of the Executive’s office. Commencing with the first calendar quarter following the third anniversary of the Effective Time, the $150,000 limitation in the second preceding sentence and the cost limitation in the immediately preceding sentence shall each be adjusted to be in an amount equal to the product of (x) the amount thereof without regard to this sentence and (y) the greater of (A) one (1) and (B) a fraction, the numerator of which shall be the COLA Index most recently announced as of the beginning of such calendar quarter and the denominator of which is the COLA Index most recently announced as of such third anniversary. If the Executive is entitled to receive payments for the two-year period following the termination of the Extended Term by the Company in accordance with Section 5, he shall also be entitled to receive during such period reimbursement for the cost of benefits, perquisites, office and secretarial support of the type referred to in this Section 6, provided that the Executive shall not be entitled to reimbursement for such costs at an annual rate in excess of $150,000. Any cost reimbursement to which the Executive is entitled under this Section 6 shall be subject to the Company’s receipt of such supporting documentation as it may reasonably require consistent with past practice.

7. Executive’s and IMC Entities’ Release. As a material inducement to Buyer and the Company to enter into this agreement, the Executive and the IMC Entities, on behalf of themselves, their respective controlled subsidiaries and affiliates, and their respective directors, officers, representatives, agents, estates, heirs, successors and assigns (collectively with the Executive and the IMC Entities, the “IMC Group”), and with full understanding of the contents and legal effect of this agreement and having the right and opportunity to consult with his or its counsel, release and discharge Buyer, the Company, Onex Partners II LP, a Delaware limited partnership (“OP II”), their respective direct and indirect stockholders, partners, parents and affiliates, and their respective officers, directors, supervisors, partners, members, managers, employees, agents, representatives, attorneys, insurers, divisions, subsidiaries, and all employee benefit plans sponsored by or contributed to by Buyer or the Company, and all related entities of any kind or nature, and its and their respective predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Company Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that any of them ever had or now has through the date hereof and through the date on which this release is reaffirmed as contemplated by Section 12(j), whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this release as broad and as general as the law permits, this release specifically includes, but is not limited to, any and all subject matter and claims arising from any alleged violation by any of the Company Released Parties of or under the Employment Agreement (effective as of the Effective Time), the Age Discrimination in Employment Act of 1967, as amended; the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Americans with Disabilities Act; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other federal, state or local constitutional or statutory claim, tort claim, employment or other contract or implied contract claim, or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, invasion of privacy, or any other claim, arising out of or involving the Executive’s employment with the Company, the termination of the Executive’s employment with the Company, or involving any other matter, including but not limited to the Executive’s employment with the Company or termination of the Executive’s employment with the Company. Each member of the IMC Group further acknowledges that he or it is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. Each member of the IMC Group hereby expressly waives, surrenders and agrees to forego any protection to which he or it would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction. The release provided by this Section 7 shall not limit or release (i) any member of the IMC Groups’ right to enforce this agreement (including those provisions of the Employment Agreement incorporated by reference in this agreement), (ii) any rights of any member of the IMC Group under the Stock Purchase Agreement dated as of November 10, 2006 among the Company, Mill Services Holdings, LLC, the Sellers set forth on Annex A thereto and Buyer, any document the execution and delivery of which was expressly contemplated by such Stock Purchase Agreement, the Metal Services Acquisition Corp. Restricted Stock Plan and the Restricted Stock Plan Agreement between Buyer and the Executive thereunder, the Investor Stockholder Agreement dated as of January 25, 2007 among Buyer, OP II and the stockholders named therein, the Registration Agreement dated as of January 25, 2007 among Buyer and the Persons listed on Schedule I thereto, and the Buyer Note (the documents referred to in this clause (ii) are collectively referred to as the “Investment Documents”) and (iii) the Executive’s rights to indemnification and advancement of expenses from the Company pursuant to Section 145 of the Delaware General Corporation Law, and the Certificate of Incorporation and By-laws of the Company, or pursuant to any applicable insurance policy.

8. Executive’s Covenant Not to Sue. The Executive and the IMC Entities, for themselves and the other members of the IMC Group, agree not to bring, file, claim, sue or cause, assist, or permit to be brought, filed, or claimed any action or cause of action regarding or in any way related to any of the claims released in Section 7, and further agrees that this agreement is, will constitute and may be pleaded as, a bar to any such claim, action or cause of action. Nothing in this agreement shall prohibit or restrict (i) any member of the IMC Group from making any disclosure of information required by law or legal process or (ii) the Executive from filing a charge with Equal Employment Opportunity Commission or state fair employment practices agency. However, the Executive will not seek or accept personal equitable or monetary relief in any such civil action, suit or legal proceeding that involves any matter occurring at any time prior to the execution date of this agreement by Executive.

9. Buyer’s and Company’s Release. As a material inducement to the Executive and the IMC Entities to enter into this agreement, Buyer and the Company, on behalf of themselves, their respective controlled subsidiaries and affiliates, and their respective directors, officers, representatives, agents, successors and assigns (collectively with Buyer and the Company, the “Buyer Group”), and with full understanding of the contents and legal effect of this agreement and having the right and opportunity to consult with its counsel, release and discharge the Executive, his agents and representatives, his and their successors, heirs, executors, administrators, and assigns (collectively, the “Executive Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that it ever had or now has through the date hereof, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy. Without limiting the generality of the foregoing, it being the intention of the parties to make this release as broad and as general as the law permits, this release specifically includes, but is not limited to, any and all subject matter and claims arising out of or involving the Executive’s employment with the Company or the termination of the Executive’s employment with the Company, or involving any other matter. Each member of the Buyer Group further acknowledges that it is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. Each member of the Buyer Group hereby expressly waives, surrenders and agrees to forego any protection to which it would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction. The release provided by this

Section 9 shall not limit or release (i) any member of the Buyer Groups’ right to enforce this agreement (including those sections of the Employment Agreement incorporated herein), (ii) any rights of any member of the Buyer Group under any of the Investment Documents and (iii) any rights any member of the Buyer Group may have by reason of fraud or intentional misconduct by the Executive that was not known to Buyer or the Company as of the date hereof.

10. Buyer’s and Company’s Covenant Not to Sue. The Buyer and the Company, for themselves and the other members of the Buyer Group, agree not to bring, file, claim, sue or cause, assist, or permit to be brought, filed, or claimed any action or cause of action regarding or in any way related to any of the claims released in Section 9, and further agrees that this agreement is, will constitute and may be pleaded as, a bar to any such claim, action or cause of action. Nothing in this agreement shall prohibit or restrict any member of the Buyer Group from making any disclosure of information required by law or legal process.

11. Covenants. Sections 3A, 3B, 3C and 3D of the Employment Agreement are incorporated by reference as if fully set forth herein; Section 3C of the Employment Agreement is amended to provide that the Noncompete Period and the Nonsolicitation Period shall continue until two years after the later of (i) the Effective Time and (ii) termination of the Extended Term (whether or not the Executive is entitled to payments following termination of the Extended Term pursuant to Section 5). Executive hereby reaffirms and agrees to perform his obligations under such Sections and acknowledges his agreement to be so bound in the case of Section 3A and 3B and for the Noncompete Period and the Nonsolicitation Period (as amended by the immediately preceding sentence) in the case of Section 3C. Section 3D of the Employment Agreement shall remain in effect and apply to the enforcement of Sections 3A, 3B and 3C of the Employment Agreement as incorporated and amended hereby.

12. Miscellaneous Provisions.

(a) Governing Law; Jurisdiction; Construction. This agreement and all issues relating to the validity, interpretation, and performance of this agreement will be governed by, interpreted, and enforced under the laws of the State of Delaware, without regard to any conflicts of laws principles thereof that might require the application of the law of another jurisdiction. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this agreement or the matters contemplated by this agreement exclusively in the United States District Court for the District of Delaware or the Courts of the State of Delaware (collectively, the “Chosen Courts”), and solely in connection with claims arising out of or related to this agreement or the matters contemplated by this agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if given in any manner permitted by law (whether within or without the State of Delaware) or if notice is given in accordance with Section 12(d). However, the foregoing shall not limit the right of any party to (i) seek enforcement of any judgment or order of a Chosen Court in any jurisdiction or (ii) bring an action or proceeding in any jurisdiction against a party that sought to avoid or defeat the jurisdiction of a Chosen Court. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the matters contemplated by this agreement. The parties hereto participated jointly in the negotiation and preparation of this agreement, and each party has been represented by legal counsel in connection with the negotiation and preparation of this agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This agreement shall be construed as if the parties jointly prepared this agreement, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

(b) COLA. As used in this agreement, the term “COLA Index” shall mean the Consumer Price Index- All Urban Consumer for the Philadelphia - Wilmington-Atlantic City area for All Items 1982-82=100, as published by the Bureau of Labor Statistics of the United States Department of Labor. If such index shall no longer be published or if there is a material change in the manner of its determination, the Board shall designate another index that it believes to be comparable to the COLA Index and shall make such adjustments in the provisions of this agreement that refer to the COLA Index as it determines are fair and equitable.

(c) 409A Compliance. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment to which the Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with the Executive’s termination of employment with the Company (including, without limitation, the payment described in clause (ii) of Section 3) constitutes deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and is not exempt from Section 409A of the Code as involuntary separation pay or a short-term deferral (or otherwise), such payment shall not be paid, or commence to be paid, until such time as the Executive has experienced a “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A of the Code). If Executive is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, such payment shall not be made or commence until the earlier of: (i) the expiration of the six (6) month period measured from the date of the Executive’s “separation from service” with the Company or (ii) the date of the Executive’s death following such separation from service; provided, however, that such deferral shall only be effected if and to the extent required to avoid adverse tax treatment to the Executive, including, without limitation, those imposed under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the deferral period, any payments that would have otherwise been made during that period (whether in a single sum or in installments) shall be paid in a single cash lump sum payment to the Executive (or his beneficiary, as applicable). With regard to any provision that provides for reimbursement of costs and expenses or of in-kind benefits, including but not limited to those payments described in clause (iv) of Section 3, except as permitted by Section 409A of the Code, (A) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (B) to the extent not inconsistent with the terms of health coverage provided to the Executive, the amount of expenses eligible for reimbursement or in-kind benefits to be provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year, provided that the foregoing clause (B) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect, and (C) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense occurred. Each amount to be paid or benefit to be provided to the Executive shall be construed as a “separate identified payment” for purposes of Section 409A of the Code to the fullest extent permitted therein.

(d) Notices. Any notice or request required or permitted to be given to any party will be given in writing and, excepting personal delivery, will be given at the address set forth below or at such other address as such party may designate by written notice to the other parties to this agreement:

To Executive:

I Michael Coslov

327 Grays Lane

Haverford, PA 19041

with a copy to:

Cozen O’Connor

1900 Market Street

Philadelphia, PA 19103

Attention: E. Gerald Riesenbach, Esq.

To Buyer or the Company:

Tube City IMS Corporation

P.O. Box 2000

12 Monongahela Avenue

Glassport, PA 15045

Attention: General Counsel

with a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

Attention: Joel I. Greenberg, Esq.

Each notice given in accordance with this Section will be deemed to have been given, if personally delivered, on the date personally delivered; if delivered by facsimile transmission, when sent and confirmation of receipt is received; or, if mailed, on the third day following the day on which it is deposited in the United States mail, certified or registered mail, return receipt requested, with postage prepaid, to the address last given in accordance with this Section; or, if set by recognized overnight courier, on the second business day following the business day on which it is provided to such courier.

(e) Headings; References. The headings of the sections of this agreement have been inserted for convenience of reference only and should not be construed or interpreted to restrict or modify any of the terms or provisions of this agreement. References to Sections are to Sections of this agreement unless otherwise stated.

(f) Severability. If any provision of this agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this agreement, such provision will be fully severable and this agreement and each separate provision will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this agreement, and the remaining provisions of this agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this agreement. In addition, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as a part of this agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, to the extent such reformation is allowable under applicable law.

(g) Binding Effect. This agreement will be binding upon and shall inure to the benefit of each party and each party’s respective successors, heirs and legal representatives. This agreement may not be assigned by Executive, Buyer or the Company to any other person or entity. The Company Released Parties shall be express third party beneficiaries of Sections 7 and 8, the Executive Released Parties

shall be express third party beneficiaries of Sections 9 and 10 and the affiliates and subsidiaries of Buyer and the Company shall be express third party beneficiaries of Section 11.

(h) Entire Agreement. This agreement embodies the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior agreements and understandings, whether written or oral, relating to its subject matter, unless expressly provided otherwise within this agreement. The Employment Agreement is terminated as of the Effective Time without any further liability of any party, except to the extent incorporated by reference in this agreement. In the event of any direct conflict between the express terms of this agreement and of any plan referred to herein the terms of this agreement will prevail. No amendment or modification of this agreement will be valid unless made in writing and signed by each of the parties. No waiver of any provision of this agreement will be valid unless in writing and signed by the party to be charged. No representations, inducements, or agreements have been made to induce Executive, Buyer or the Company to enter into this agreement, which are not expressly set forth within this agreement.

(i) Representations. Buyer and the Company represents that the execution and delivery of this agreement by Buyer and the Company have been duly authorized by all requisite corporate action. The Executive represents and certifies that he has carefully read and fully understands all of the provisions and effects of this agreement, has knowingly and voluntarily entered into this agreement freely and without coercion, and acknowledges that the Company advised him to consult with, and that he has consulted with, legal counsel prior to executing this agreement and that the Company further advised him that he had twenty-one (21) days within which to review and consider this agreement and that, if he signs this agreement in less time, he has done so voluntarily in order to obtain sooner the benefits under this agreement. The Executive is voluntarily entering into this agreement and neither the Company nor its employees, officers, directors, representatives, attorneys or other agents made any representations concerning the terms or effects of this agreement other than those contained in this agreement itself.

(j) Revocation. The Executive acknowledges that he has seven (7) days from the date this agreement is executed in which to revoke this agreement. To be effective, any such revocation must be in writing and delivered to the Company’s address as set forth in Section 12(d), marked for the attention of the General Counsel of the Company, on or before the seventh (7th) day after signing and must expressly state the Executive’s intention to revoke this agreement. Notwithstanding any other provision of this agreement to the contrary, the Executive’s right to receive the payments and other benefits provided by this agreement (however characterized) is subject to the condition that within five (5)

business days after the Effective Time the Executive reaffirms the release and covenant provided by Sections 7 and 8 in form reasonably satisfactory to the Company and that the Executive not revoke such reaffirmation on or before the seventh (7th) day after such reaffirmation is delivered to the Company (and the Executive shall have no right to revoke such reaffirmation after such seventh (7th) day).

(k) Counterparts. This agreement may be executed in counterparts, including by fax or Adobe Acrobat, each of which, when taken together shall constitute one and the same agreement.

(l) Attorney’s Fees. The Company shall reimburse the Executive for the reasonable attorney’s fees paid by him for the negotiation of this agreement, in an amount not exceeding $40,000, subject to receipt of such supporting documentation as the Company may reasonably request.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

IN WITNESS WHEREOF, the Executive, Buyer and the Company have voluntarily signed this agreement effective as of the first date set forth above.

METAL SERVICES ACQUISITION CORP.

By:	/s/ Thomas Coppand

Its:	Executive Vice President

TUBE CITY IMS CORPORATION

By:	/s/ Thomas Coppand	/s/ Michael Coslov
I Michael Coslov

Its:	Executive Vice President

IMC TUBE CITY HOLDINGS, INC.

		By:	/s/ Michael Coslov

Its:

IMC TUBE CITY INVESTMENTS, LLC

		By:	/s/ Michael Coslov

Its:

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